Exhibit 10.6

FORM OF

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (“Agreement”) is executed as of [______________], 2014, by and between [NAME] (“Employee”) and PHH CORPORATION  and its subsidiaries, affiliates and related entities (the “Company”).

WHEREAS, Employee is an employee of the Company who has substantial value to the business of the Company due to Employee’s access to the Company’s confidential, proprietary and trade secret information and the Company’s strategic plans, employees, customers and contacts; and

WHEREAS, Employee has been approved to receive an award that certain grant of restricted stock units [and performance based restricted stock units] dated [__________], 2014 (the “Award”) contingent upon the Employee entering into this Agreement;

WHEREAS, by entering into this Agreement, Employee is eligible to participate in  the Company’s Tier I Severance Plan;

WHEREAS, in connection with the receipt of the Award and eligibility to participate in the Company’s Tier I Severance Plan, the Employee is required to sign this Agreement.

NOW THEREFORE, intending to be legally bound hereby, the Company and Employee agree as follows:

Consideration.

In consideration of Employee’s execution of and abiding by this Agreement, Employee has received the Award, will be eligible to participate in the Tier I Severance Plan, and the Company has agreed to continue Employee’s employment on an at-will basis.

Covenants Not to Compete and Not to Solicit

Employee agrees that, during Employee’s employment with the Company and for a period of [__] months immediately following Employee’s termination of employment for any reason (collectively, the “Restriction Period”), Employee shall abide by the following restrictions:

1.                                    Employee agrees that Employee will not, directly or indirectly, whether on Employee’s own behalf, or on behalf of any third party, provide services substantially similar to the services Employee provided to the Company on the Termination Date to any Client of the Company or any Competing Business in the United States, or invest in or consult with any Client of the Company or any  Competing Business, provided however, that nothing herein shall prohibit Employee from being a passive owner of not more than five percent (5%) of the outstanding securities of any publicly traded Company, Client of the Company or any Competing Business, so long as Employee has no active participation in the business of such company.

2.                                    Employee agrees that Employee will not, directly or indirectly, on Employee’s own behalf or on behalf of any third party, solicit, induce or encourage, during the Restriction Period, any person who was employed by the Company on the Termination Date, to terminate their employment with the Company.

3.                                    Employee agrees that Employee will not, directly or indirectly, on Employee’s own behalf or on behalf of any third party, during the Restriction Period, solicit any person or entity who was a customer or client of the Company or an actively sought prospective customer, client or target of the Company at any time during the twenty-four (24) month period immediately preceding the Termination Date, and with whom Employee has had Material Contact, for the purpose of offering any product or service that competes with the product or service offered by the Company within the United States .

4.                                  Employee agrees that Employee will not, directly or indirectly, whether on Employee’s own behalf or on behalf of any third party, interfere with any relationship that exists between the Company and any supplier or vendor to the Company with whom Employee had Material Contact at any time during the twenty-four (24) month period immediately preceding the Termination Date or attempt to dissuade any supplier or vendor from continuing its relationship with the Company.

Employee agrees and acknowledges that the promises and covenants not to compete set forth above each have a unique, very substantial and immeasurable value to the Company, that the Company is engaged in a highly competitive industry, and that Employee is receiving significant consideration in exchange for these promises and covenants.  Employee acknowledges that the promises and covenants set forth above are necessary for the reasonable and proper protection of the Company’s legitimate business interests; and that each and every promise and covenant is reasonable with respect to activities restricted, geographic scope and length of time.

For purposes of this Agreement, certain terms are defined as follows:

“Business of the Company” means the provision of end to end residential mortgage loan services or solutions or residential mortgage loan component outsourcing services or solutions including, but not limited to origination, underwriting, processing, closing  or servicing services or solutions to individual consumers, financial institutions, real estate agencies, corporations and government agencies.

“Client of the Company” means any consumer, corporation, financial institution, real estate agency, credit union, government agency or any other entity for whom the Company provides end to end residential mortgage loan services or solutions or residential mortgage loan component outsourcing services or solutions including, but not limited to origination, underwriting, processing, closing or servicing services or solutions.

“Competing Business” means any business that engages in the Business of the Company and includes but is not limited to the following companies: [________________________].

“Material Contact” means the contact within twenty-four (24) months prior to the Termination Date, between Employee and each supplier, vendor, Client of the Company, customer or prospective client, customers or targets:  (a) with whom or which Employee had business dealings on behalf of the Company; or (b) whose dealings with the Company were supervised by Employee; or (c) about whom Employee obtained confidential information in the ordinary course of business as a result of Employee’s employment with the Company;

“Termination Date” means the date on which Employee’s employment ends for whatever reason.

Confidential Information

Employee acknowledges that as part of Employee’s employment with the Company, Employee has had access to and will continue to have access to information that is not generally disclosed or made available to the public. Employee recognizes that in order to guard the legitimate interests of the Company, it is necessary for it to protect all confidential information.  Employee agrees to keep secret all non-public, confidential and/or proprietary information, matters and materials of the Company, and personal confidential or otherwise proprietary information regarding the Company’s employees, Employees, directors or consultants affiliated with the Company, including, but not limited to, documents, materials or information regarding, concerning or related to the Company’s research and development, its business relationships, corporate structure, financial information, financial dealings, fees, charges, personnel, methods, trade secrets, systems, procedures, manuals, confidential reports, clients or potential clients, financial information, business and strategic plans, proprietary information regarding its financial or other business arrangements with the Employees, sales representatives, editors and other professionals with which it works, software programs and codes, software development, access codes, and other similar materials or information, as well as all other information relating to the business of the Company which is not generally known to the public or within the mortgage industries (collectively, “Confidential Information”), to which Employee has had or may have access, and shall not use for Employee’s own benefit or the benefit of any third party, or disclose, such Confidential Information to any person except (a) in the course of, and to the extent required to perform, Employee’s duties for the Company, (b) to the extent required by applicable law, or (c) to Employee’s personal advisors, to the extent such advisors agree to be bound by this provision.  This obligation is understood to be in addition to any protection the Company may be entitled to under applicable law.  Confidential Information shall not include any information that is within the public domain or enters the public domain through no act of the Employee.

Non-Disparagement

Employee will not disparage or defame, through verbal or written statements or otherwise, the Company or any of its members, directors, officers, agents or employees or otherwise take any action which could reasonably be expected to adversely affect the reputation, business practices, good will, products and services of the Company or the personal or professional reputation of any of the Company’s members, directors, officers, agents or employees.  This non-disparagement provision shall not be construed to prevent Employee from testifying truthfully under oath in a legal or regulatory proceeding or to restrict

Employee’s right and responsibility to give truthful testimony under oath or preclude Employee from participating in an investigation, filing a charge, or otherwise communicating with the Equal Employment Opportunity Commission, the National Labor Relations Board, or other federal, state or local government agency.

Enforcement of Restrictive Covenants

Employee agrees and acknowledges that in the event of a breach or threatened breach by Employee of one or more of the covenants and promises described above in “Covenants Not to Compete and Not to Solicit,” “Confidential Information,” and “Non Disparagement,” the Company will suffer irreparable harm that is not compensable solely by damages.  Employee agrees that under such circumstances, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive or other relief to enforce these promises and covenants.  The Company and any other member of the Company will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants in this Agreement. Resort to any remedy provided for in this Agreement or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies or preclude the Company or the Company’s recovery of monetary damages and compensation.

Miscellaneous

Absence of Reliance.  Employee acknowledges that in agreeing to this Agreement, Employee has not relied in any way upon representations or statements of the Company other than those representations or statements set forth in this Agreement.

Section Headings.  The section headings are solely for convenience of reference and shall not in any way affect the interpretation of this Agreement.

Notice:  All notices, requests, demands and other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if hand delivered, at the same time delivered, or (b) at the time shown on the return receipt if mailed in a certified postage prepaid envelope (return receipt requested) addressed to the respective parties as follows:

If to PHH Corporation:

PHH Corporation

c/o General Counsel

3000 Leadenhall Road

Mt. Laurel, NJ  08054

If to Employee:

[NAME]

________________

________________

or to such other address as the party to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above.

Successors and Assigns.  The Company may assign this Agreement or any interest herein. Employee may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise.  This Agreement will inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators and heirs.

Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will be modified or reformed to the extent necessary to bring the provision into compliance with applicable law and then enforced as reformed or modified.

Entire Agreement; Amendments.  This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof.  This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

Choice of Forum; Governing Law.  The exclusive forum for any and all disputes under this Agreement, shall be the state and federal courts sitting in the state of New Jersey and each party to this Agreement consents to the exercise of personal jurisdiction and venue by such courts and waives all objections based upon jurisdiction venue and the inconvenience of the forum.  This Agreement will be governed by, and enforced in accordance with, the laws of the State of New Jersey without regard to the application of the principles of conflicts of laws.

Counterparts and Facsimiles.  This Agreement may be executed, including execution by facsimile signature, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first above written.

[NAME]

Date:

PHH CORPORATION

By:

Date: